Exhibit 10.1
AMENDMENT NO. 1 TO CREDIT AGREEMENT

This Amendment No. 1 to Credit Agreement (this “Agreement”), dated as of September 6, 2011, is made by and among TEMPLE-INLAND INC., a Delaware corporation (the “Borrower”), BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States (“Bank of America”), in its capacity as administrative agent for the Lenders (as defined in the Credit Agreement (as defined below)) (in such capacity, the “Administrative Agent”), and each of the Lenders signatory hereto.

W I T N E S S E T H:

WHEREAS, the Borrower, the Administrative Agent and the Lenders have entered into that certain Credit Agreement dated as of June 25, 2010 (as hereby amended and as from time to time hereafter further amended, modified, supplemented, restated, or amended and restated, the “Credit Agreement”; capitalized terms used in this Agreement not otherwise defined herein shall have the respective meanings given thereto in the Credit Agreement), pursuant to which the Lenders have made available to the Borrower a revolving credit facility, including a letter of credit subfacility; and

WHEREAS, the Borrower has advised the Administrative Agent and the Lenders that it desires to amend (i) the definition of “Change of Control” set forth in Section 1.01 of the Credit Agreement and (ii) the fundamental changes covenant set forth in Section 7.03 of the Credit Agreement, each as set forth below, and the Administrative Agent and the Lenders hereto, subject to the terms and conditions contained herein, are willing to effect such amendments on the terms and conditions contained in this Agreement;

NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.           Amendments to Credit Agreement.  Subject to the terms and conditions set forth herein, the Credit Agreement is amended as follows:

(a)
The definition of “Change of Control” in Section 1.01 of the Credit Agreement is hereby amended by deleting clause (c) of such definition in its entirety and replacing it with the following in lieu thereof:

“(c)           any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Borrower, or control over the equity securities of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such Person or group has the right to acquire pursuant to any option right) representing 30% or more of the combined voting power of such securities; provided, however, that the entering into the Agreement and Plan of Merger, dated as of September 6, 2011, among International Paper Company, Metal Acquisition Inc. and the Borrower shall not constitute a “Change of Control” hereunder.”

(b)	Section 7.03 of the Credit Agreement is hereby amended by deleting such Section in is entirety and replacing it with the following in lieu thereof:

“7.03                      Fundamental Changes.  The Borrower shall not, nor shall it permit any Material Subsidiary to, consolidate or merge with or into any Person, directly or indirectly, whether by operation of law or otherwise, or agree to enter into any similar arrangement, except that (a) a Subsidiary may merge into the Borrower or a Wholly-Owned Subsidiary, and (b) the Borrower may enter into the Agreement and Plan of Merger, dated as of September 6, 2011, among International Paper Company, Metal Acquisition Inc. and the Borrower.”

2.           Effectiveness; Conditions Precedent.  The effectiveness of this Agreement and the amendments to the Credit Agreement provided in Section 1 hereof are each subject to the satisfaction of the following conditions precedent:

(a)            the Administrative Agent shall have received each of the following documents or instruments in form and substance reasonably acceptable to the Administrative Agent:

(i)           four (4) original counterparts of this Agreement, duly executed by the Borrower, the Administrative Agent and the Required Lenders; and

(ii)          such other documents, instruments, opinions, certifications, undertakings, further assurances and other matters as the Administrative Agent shall reasonably request;

(b)            all fees and expenses payable to the Administrative Agent and the Lenders (including the fees and expenses of counsel to the Administrative Agent) estimated to date shall have been paid in full (without prejudice to final settling of accounts for such fees and expenses).

3.           Representations and Warranties.  In order to induce the Administrative Agent and the Lenders to enter into this Agreement, the Borrower represents and warrants to the Administrative Agent and the Lenders as follows:

(a)            The representations and warranties made by the Borrower in Article V of the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection therewith, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 3(a), the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement; provided that the representations and warranties set forth in Sections 5.05(a)(iii) and 5.05(c) of the Credit Agreement shall be deemed to refer to the most recent financial statements furnished pursuant to clause (a) or clause (b) of Section 6.01 of the Credit Agreement, whichever is more recent;

(b)            Since the date of the most recent financial reports of the Borrower delivered pursuant to Section 6.01(a) of the Credit Agreement, no act, event, condition or circumstance has occurred or arisen which, singly or in the aggregate with one or more other acts, events, occurrences or conditions (whenever occurring or arising), has had or could reasonably be expected to have a Material Adverse Effect;

(c)            This Agreement has been duly authorized, executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, except as may be limited by general principles of equity or by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally; and

(d)            No Default or Event of Default has occurred and is continuing either before or after giving effect to the amendments.

4.           Entire Agreement.  This Agreement, together with all the Loan Documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter.  No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty.  Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other in relation to the subject matter hereof or thereof.  None of the terms or conditions of this Agreement may be changed, modified, waived or canceled orally or otherwise, except in writing and in accordance with Section 10.01 of the Credit Agreement.

5.           Full Force and Effect of Agreement.  Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects and shall be and remain in full force and effect according to their respective terms.

6.           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic means

(including .pdf) shall be effective as delivery of a manually executed counterpart of this Agreement.

7.           Governing Law.  This Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed and to be performed entirely within such State, and shall be further subject to the provisions of Sections 10.14 and 10.15 of the Credit Agreement.

8.           Enforceability.  Should any one or more of the provisions of this Agreement be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

9.           References.  All references in any of the Loan Documents to the “Credit Agreement” shall mean the Credit Agreement, as amended hereby.

10.           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each of the Lenders, and their respective successors, legal representatives, and assignees to the extent such assignees are permitted assignees as provided in Section 10.06 of the Credit Agreement.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

BORROWER:
TEMPLE-INLAND INC.
By:	/s/ Geoffry A. Reid
Name:	Geoffry A. Reid
Title:	Director of Treasury

ADMINISTRATIVE AGENT:
BANK OF AMERICA, N.A., as Administrative Agent
By:	/s/Anthea Del Bianco
Name:	Anthea Del Bianco
Title:	Vice President

LENDERS:
BANK OF AMERICA, N.A., as a Lender
By:	/s/ Michael Delaney
Name:	Michael Delaney
Title:	Director

CITIBANK, N.A., as a Lender
By:	/s/ Chris Hartzell
Name:	Chris Hartzell
Title:	Vice President

THE BANK OF NOVA SCOTIA, as a Lender
By:	/s/ Mark Sparrow
Name:	Mark Sparrow
Title:	Director

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender
By:	/s/ G. Lee Wagner, Jr.
Name:	G. Lee Wagner, Jr.
Title:	Vice President

COÖPERATIVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. “RABOBANK NEDERLAND” NEW YORK BRANCH, as a Lender
By:	/s/ Jeff P. Geisbauer
Name:	Jeff P. Geisbauer
Title:	Executive Director

By:	/s/ Izumi Fukushima
Name:	Izumi Fukushima
Title:	Executive Director

PNC BANK, NATIONAL ASSOCIATION, as a Lender
By:	/s/ M. Colin Warman
Name:	M. Colin Warman
Title:	Assistant Vice President

CREDIT AGRICOLE CORPORATE & INVESTMENT BANK NY, as a Lender
By:	/s/ Pamela Donnelly
Name:	Pamela Donnelly
Title:	Managing Director

By:	/s/ Yuri Muzichenko
Name:	Yuri Muzichenko
Title:	Director

U.S. BANK NATIONAL ASSOCIATION, as a Lender
By:	/s/ Kenneth R. Fieler
Name:	Kenneth R. Fieler
Title:	Vice President

TORONTO DOMINION (NEW YORK) LLC, as a Lender
By:	/s/ Bebi Yasin
Name:	Bebi Yasin
Title:	Authorized Signatory

THE BANK OF NEW YORK MELLON, as a Lender
By:	/s/ Paul F. Noel
Name:	Paul F. Noel
Title:	Managing Director

STATE STREET BANK AND TRUST COMPANY, as a Lender
By:	/s/ Mary H. Carey
Name:	Mary H. Carey
Title:	Vice President

GOLDMAN SACHS BANK USA, as a Lender
By:	/s/ Rick Canonico
Name:	Rick Canonico
Title:	Authorized Signatory